Exhibit 24(a)
February 11, 2013

Melissa K. Caen and Opal N. Shorter

Ladies:

The Southern Company (the “Company”) proposes to file or join in the filing of reports under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission with respect to the following: (1) the Company's Annual Report on Form 10-K for the year ended December 31, 2012 and (2) the Company's Quarterly Reports on Form 10-Q during 2013.
The Company and the undersigned directors and officers of the Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint each of you our true and lawful Attorney for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission in connection with the foregoing said Annual Report on Form 10-K, said Quarterly Reports on Form 10-Q and any necessary or appropriate amendment or amendments to any such reports, to be accompanied in each case by any necessary or appropriate exhibits or schedules thereto.

Yours very truly, THE SOUTHERN COMPANY

By /s/Thomas A. Fanning Thomas A. Fanning Chairman, President and Chief Executive Officer

/s/Juanita Powell Baranco Juanita Powell Baranco	/s/Donald M. James Donald M. James
/s/Jon A. Boscia Jon A. Boscia	/s/Dale E. Klein Dale E. Klein
/s/Henry A. Clark III Henry A. Clark III	/s/William G. Smith, Jr. William G. Smith, Jr.
/s/Thomas A. Fanning Thomas A. Fanning	/s/Steven R. Specker Steven R. Specker
/s/David J. Grain David J. Grain	/s/E. Jenner Wood III E. Jenner Wood III
/s/H. William Habermeyer, Jr. H. William Habermeyer, Jr.	/s/G. Edison Holland, Jr. G. Edison Holland, Jr.
/s/Veronica M. Hagen Veronica M. Hagen	/s/Art P. Beattie Art P. Beattie
/s/Warren A. Hood, Jr. Warren A. Hood, Jr.	/s/W. Ron Hinson W. Ron Hinson

Extract from minutes of meeting of the board of directors of The Southern Company.

- - - - - - - - - -

RESOLVED: That for the purpose of signing the reports under the Securities Exchange Act of 1934 to be filed with the Securities and Exchange Commission with respect to the filing of the Company's Annual Report on Form 10-K for the year ended December 31, 2012 and its 2013 Quarterly Reports on Form 10-Q, and any necessary or appropriate amendment or amendments to any such reports, the Company, the members of its board of directors and its officers be and hereby are authorized to give their several powers of attorney to Melissa K. Caen and Opal N. Shorter.

- - - - - - - - - -

The undersigned officer of The Southern Company does hereby certify that the foregoing is a true and correct copy of a resolution duly and regularly adopted at a meeting of the board of directors of The Southern Company, duly held on February 11, 2013, at which a quorum was in attendance and voting throughout, and that said resolution has not since been rescinded but is still in full force and effect.

Dated: February 27, 2013	THE SOUTHERN COMPANY
By /s/Melissa K. Caen Melissa K. Caen Assistant Secretary